UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

QKL STORES INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of QKL Stores Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of QKL Stores Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated September 5, 2014, the amendment of the Company's Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of the Company from 200,000,000 to 6,000,000 (the “Amendment”). The actions to be taken pursuant to the written consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,
/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer

Dated: September 19, 2014

2

INFORMATION STATEMENT
OF
QKL STORES INC.

No. 4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
QKL STORES INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of QKL Stores Inc., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on August 29, 2014, and the approval of such corporate action by the written consent, dated September 5, 2014, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 795,096 shares of Common Stock or 52.2% 1of the Common Stock outstanding on such date, approved the corporate action described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about September 26, 2014, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amended and Restated Certificate of Incorporation to reduce the Company’s authorized shares (the “Amendment”), attached hereto as Appendix A, with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

On August 29, 2014, the Board of Directors adopted resolutions approving the reduction of the Company’s authorized shares from 200,000,000 to 6,000,000 and proposing that such resolution be submitted to a vote of the stockholders of the Company. The action taken by the Board of Directors with respect to the Amendment was subsequently adopted by the written consent of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding on September 5, 2014.

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about September 26, 2014. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock. This Information Statement is being furnished by the Company and is available on the Company’s website at: www.qklstoresinc.com.

3

VOTE OBTAINED — DELAWARE LAW

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtained the written consent of the holders of a majority in interest of our Common Stock. As of September 5, 2014, the record date for the stockholders entitled to vote on the Amendment, there were 1,522,326 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholder holding 795,096 shares of Common Stock or 52.2% of the Common Stock outstanding on such date, approved the reduction of the Company’s authorized shares from 200,000,000 to 6,000,000 and the filing of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each person known to Company to own beneficially more than 5% of Company’s Common Stock, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of September 5, 2014. No director or officer has beneficial ownership of any of our convertible preferred stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name of Beneficial Owner	Number of Shares (1)	Percentage of Class (1)(2)
Owners of More than 5% of Class Winning State International Ltd (3)	795,096	52.2%
Prescott Group Capital Management L.L.C. (4)	124,513	9.5%
Phil Frohlich (4)	124,513	9.5%
Directors and Executive Officers (5)
Mr. Zhuangyi Wang (Director and CEO) (3)(5)	795,096	52.2%
Mr. Xishuang Fan (Director and COO) (5)(6)	4,104	*
Mr. Tsz-Kit Chan (CFO) (5)(7)	2,500	*
Mr. Tsz Fung Philip Lo (Independent Director) (5)	-0-	-0-
Mr. Jingyuan Gao (Independent Director) (5)	-0-	-0-
All Directors and Executive Officers as a Group (5 persons)	802,533	52.7%

* Less than 1%.

(1)	On September 5, 2014, there were 1,522,326 shares of our Common Stock issued and outstanding. In determining beneficial ownership of our Common Stock as of that date, the number of shares shown includes shares of our Common Stock which may be acquired within 60 days of that date on exercise of warrants or options or conversion of convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. None of the persons named in the table own any shares of preferred stock or warrants.
(2)	In determining the percent of our Common Stock owned by a person or entity on September 5, 2014 (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of outstanding warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of our Common Stock outstanding on that date 1,522,326, plus (ii) the total number of shares that the beneficial owner may acquire on conversion of preferred stock and on exercise of warrants and options.
(3)	The principal business address of Winning State International Ltd (the “Winning State (BVI)”) is Road Town, Tortola VG1110, British Virgin Islands. On March 28, 2008, the Company acquired Speedy Brilliant (BVI) in a share exchange transaction with Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI). In the share exchange, we received the Speedy Brilliant BVI shares from Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI) and in exchange we issued and delivered to them 807,596 of our newly issued shares of our Common Stock. Wining State (BVI) received 795,096 of those shares. Winning State (BVI) is wholly owned by Mr. Zhuangyi Wang, our CEO. Accordingly, the 795,096 shares of our Common Stock issued to Winning State (BVI) as a result of the consummation of the share exchange are beneficially owned by Mr. Wang.
(4)	The principal business address of Prescott Group Capital Management L.L.C (the “Prescott Capital”) is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529. Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G/A group filing, dated December 31, 2013, by Prescott Group Capital Management L.L.C., which included Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Samll Cap II, L.P., and Phil Frohlich. Prescott Capital and Mr. Phil Frohlich are the beneficial owners of 148,857 shares of Common Stock.
(5)	The address of each of the officers and directors named in the table is c/o QKL Stores Inc. No. 4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.
(6)	Represents an option to purchase 4,104 shares of Common Stock at an exercise price of $105.6 per share.
(7)	Represents an option to purchase 3,333 shares of Common Stock at an exercise price of $82.08 per share.

4

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES

Our Amended and Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, currently authorizes us to issue up to 100,000,000 shares of Common Stock and up to 100,000,000 shares of preferred stock. On August 29, 2014, our Board of Directors unanimously adopted a resolution to amend Article IV(a) of our Certificate of Incorporation, subject to stockholder approval, to reduce the number of shares that we are authorized to issue to 6,000,000 shares, of which 5,000,000 shares would be designated Common Stock and 1,000,000 shares would be designated preferred stock. No change will be made to the other provisions of our Certificate of Incorporation or to the rights and privileges of our Common Stock or preferred stock as a result of the Amendment, and the Amendment will not affect the number of shares that are outstanding.

As of September 5, 2014, there were 1,522,326 shares of our Common Stock issued and outstanding and 529,412 shares of our preferred stock issued and outstanding. 191,692 shares were reserved for issuance upon the exercise of outstanding stock options and warrants.

Our Board of Directors’ primary reason for approving the Amendment is to reduce the amount of our annual franchise tax in the State of Delaware. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Based on our current capital structure and current Delaware tax rates, our annual Delaware state franchise tax is $180,000. If the Amendment does not pass, we expect that we will continue to be required to pay this amount each year for the Delaware state franchise tax for the foreseeable future. If, however, the Amendment is passed, we estimate, based on our current asset level, that our annual Delaware state franchise tax would be reduced by over $130,000. Under Delaware law, however, if an amendment changing the number of shares of authorized stock becomes effective during the year, the amount of franchise tax for that year will be calculated on a prorated basis, based on the date of passage of that amendment.

To implement the Amendment, Section IV(a) of our Certificate of Incorporation would be amended to read as follows: “(a) The total number of shares which the Corporation shall have the authority to issue is 6,000,000, consisting of 5,000,000 shares of Common Stock, par value $.001 per share (hereinafter called the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $.01per share, (hereinafter called the “Preferred Stock”).”

The proposed decrease in the number of authorized shares of Common Stock could have adverse effects on us. Our Board of Directors will have less flexibility to issue shares of Common Stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our Board of Directors determines that it would be in our best interest to issue a number of shares of Common Stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Common Stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders.

Except shares reserved for issuance upon exercise of outstanding stock options and warrants, our Board has no current plans to issue additional shares of stock.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on this corporate actions has been received in the form of a written consent in lieu of special meeting.

5

Dissenters’ Rights of Appraisal

We are a Delaware corporation and are governed by the DGCL. Holders of the Company’s Common Stock do not have appraisal or dissenter’s rights under the DGCL in connection with the filing of the Amendment as approved by Board of Directors and the stockholders of the Company.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By order of our Board of Directors,
/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer

September 19, 2014

6

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
QKL STORES INC.

QKL Stores Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

First: The Board of Directors of the Company (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Company to reduce the number of authorized shares from 200,000,000 shares to 6,000,000 shares and to file this Certificate of Amendment:

Article IV(a) of the Certificate of Incorporation of the Company is hereby deleted in its entirety and amended and restated as follows:

(a) The total number of shares which the Corporation shall have the authority to issue is 6,000,000, consisting of 5,000,000 shares of Common Stock, par value $.001 per share (hereinafter called the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $.01per share, (hereinafter called the “Preferred Stock”).

Second: That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given Written Consent to the aforesaid amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said QKL Stores Inc, has caused this certificate to be signed by Zhuangyi Wang, its Chief Executive Officer, this ___ day of ____, 2014.

QKL STORES INC.
By: /s/Zhuangyi Wang Name: Zhuangyi Wang Title: Chief Executive Officer